CERTIFICATE OF AMENDMENT
OF
AGREEMENT AND DECLARATION
OF TRUST
OF
VOYAGEUR INSURED FUNDS

         The undersigned Trustees
of Voyageur
         Insured Funds, a Delaware
statutory trust
         (the Trust),
constituting a majority of the
         Board of Trustees of the
Trust (the
         Trustees), do hereby
certify:
         First. That pursuant to
the authority granted to the
Trustees in Article VII, Section 5
of the Agreement and Declaration of
Trust of the Trust (the
Declaration of Trust), Article
VII, Section 2 of the Declaration
of Trust is hereby amended by
deleting the second sentence of
Section 2(a) in its entirety and
replacing it with the following
sentence:
The Trust, out of Trust Property,
shall
indemnify and hold harmless each
officer
and Trustee of the Trust from and
against
claims and demands arising out of
or
related to such officers or
Trustees
performance of his or her duties as
an
officer or Trustee of the Trust,
subject to
the provisions set forth in Article
VI of
the ByLaws.
         Second. That the above
amendment to Article VII, Section 2
of the Declaration of Trust is
effective as of November 15, 2006.
      IN WITNESS WHEREOF, the
undersigned
      Trustees of Voyageur Insured
Funds, certify
      as to the above as of the
15th day of
      November, 2006.

Patrick P. Coyne___________________
Patrick P. Coyne
Trustee

Ann R. Leven
_______________________
Ann R. Leven
Trustee

Thomas L. Bennett
___________
Thomas L. Bennett
Trustee

Thomas F.
Madison___________________
Thomas F. Madison
Trustee

John A. Fry   _____________________
John A. Fry
Trustee

Janet L.
Yeomans_____________________
Janet L. Yeomans
Trustee

Anthony D. Knerr_________________
Anthony D. Knerr
Trustee

J. Richard
Zecher_____________________
J. Richard Zecher
Trustee

Lucinda S. Landreth_______________
Lucinda S. Landreth
Trustee